UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On June 14, 2007, Serena Software, Inc. (“Serena”), after consultation with its independent registered public accounting firm KPMG LLP (“KPMG”), has identified a misclassification in the Consolidated Statement of Cash Flows for the period from March 10, 2006 to January 31, 2007. Although the misclassification did not affect Serena’s net decrease in cash and cash equivalents for such period presented in Serena’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 (the “Form 10-K”), Serena has decided that it will file an amendment to the Form 10-K to correct this misclassification. In connection with making this decision to amend its Form 10-K, Serena has concluded that the Consolidated Financial Statements for the period from March 10, 2006 to January 31, 2007 included in the Form 10-K should no longer be relied upon. The correction of this misclassification does not affect Serena’s total revenue, gross profit, operating income, interest expense or net income for the period from March 10, 2006 to January 31, 2007.

The correction results from misclassification of the cash flows related to interest payments on the term credit facility and senior subordinated notes that were reflected in cash flows from financing activities, rather than in cash flows from operating activities. In the corrected Consolidated Statement of Cash Flows, interest payments on the term credit facility and senior subordinated notes in the amount of $35.2 million will be reclassified from cash flows from financing activities (increasing the net cash provided by financing activities to $654.1 million) to cash flows from operating activities (reducing the net cash provided by operating activities to $63.2 million). Accordingly, the correction will solely affect the reclassification of these activities presented in the affected Consolidated Statement of Cash Flows for the period from March 10, 2006 to January 31, 2007, and will have no impact on the net increase (decrease) in total cash and cash equivalents as set forth in the Consolidated Statements of Cash Flows for any of the previously reported periods.

Serena expects to finalize the amendment of its Form 10-K as soon as practicable and to file its Quarterly Report on Form 10-Q for the quarter ended April 30, 2007 (“Form 10-Q”) no later than July 1, 2007. The relevant executive officers of Serena have met and discussed with KPMG the matters related to this item 4.02(a).

Item 7.01	Regulation FD Disclosure

As referenced in Item 4.02(a) above, in addition to planning to amend its Form 10-K to correct a misclassification in the Consolidated Statement of Cash Flows for the period from March 10, 2006 to January 31, 2007, Serena will not file its Form 10-Q for the quarterly period ended April 30, 2007, as required to be filed by close of business on June 14, 2007. Serena will take additional time to complete its unaudited interim financial statements for the three months ended April 30, 2007 due to the correction of the misclassification. As a result, Serena will not be able to release financial results by June 14, 2007 as required and will file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (the “Commission”) with respect to the filing of its Form 10-Q. Serena is working diligently to complete the correction of the misclassification, and intends to file its Form 10-Q as expeditiously as possible.

As a result of the late filing, Serena is in default of its credit facility. Consequently, Serena has notified the agent under its credit facility that the default exists.

Pursuant to the rules and regulations of the Commission, the information disclosed pursuant to this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender, Jr.
Name:	Robert I. Pender, Jr.
Title:	Senior Vice President, Finance and Administration, Chief Financial Officer

Date: June 15, 2007